BRIGGS
  BUNTING &
  DOUGHERTY, LLP
  Certified Public Accountants and Business Advisors









  REPORT OF INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS
  ON INTERNAL CONTROL


  Shareholders and Board of Trustees
  of
  Kayne Anderson Rudnick Mutual
  Funds
  Los Angeles, California

  In planning and performing our audit
  of the financial statements of Kayne
  Anderson Rudnick Mutual Funds
  (comprising, respectively, the Large
  Cap Fund, the Small Cap Fund, the
  International Fund, the Intermediate
  Total Return Bond Fund and the
  California Intermediate Tax-Free
  Bond Fund) for the year ended
  December 31, 2001, we considered its
  internal control, including control
  activities for safeguarding securities,
  in order to determine our auditing
  procedures for the purpose of
  expressing our opinion on the
  financial statements and to comply
  with the requirements of Form N-
  SAR, not to provide assurance on
  internal control.

  The management of the Fund is
  responsible for establishing and
  maintaining internal control. In
  fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

  Because of inherent limitations in
  internal control, error or fraud may
  occur and not be detected. Also,
  projection of any evaluation of
  internal control to future periods is
  subject to the risk that it may become
  inadequate because of changes in
  conditions or that the effectiveness of
  the design and operation may
  deteriorate.

  Our consideration of internal control
  would not necessarily disclose all
  matters in the internal control that
  might be material weaknesses under
  standards established by the American
  Institute of Certified Public
  Accountants.  A material weakness is a
  condition in which the design or
  operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
  However, we noted no matters
  involving internal control, including
  controls for safeguarding securities,
  that we consider to be material
  weaknesses, as defined above, as of
  December 31, 2001.

  This report is intended solely for the
  information and use of management
  and the Board of Directors of Kayne
  Anderson Rudnick Mutual Funds and
  the Securities and Exchange
  Commission, and is not intended to be
  and should not be used by anyone
  other than these specified parties.





     BRIGGS, BUNTING &
  DOUGHERTY, LLP

  Philadelphia, Pennsylvania
  January 25, 2002